Exhibit 10.72

iSign Solutions Inc.

Note and Warrant Purchase Agreement

Dated as of

____________, 2016

6	Miscellaneous		11
	6.1	Governing Law	11
	6.2	Survival	12
	6.3	Successors and Assigns	12
	6.4	Entire Agreement	12
	6.5	Notices, etc	12
	6.6	Severability	12
	6.7	Counterparts	12
	6.8	No Joint Venture or Partnership	12
	6.9	Expenses	12
	6.10	Waiver of Jury Trial	13
	6.11	Further Assurances	13
	6.12	Delays or Omissions	13
	6.13	Heading; References	13

Schedule A	-	Initial Purchasers
Schedule B	-	Form of Unsecured Convertible Promissory Note
Exhibit A	-	Additional Purchasers
Exhibit B	-	Form of Warrant

-ii-

iSign Solutions Inc.

Note and Warrant Purchase Agreement

This Note Purchase Agreement (the “Agreement”) is dated as of           , 2016, by and among iSign Solutions Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule A attached hereto, each of which is herein referred to as an “Initial Purchaser” and the purchasers listed from time to time on Schedule B attached hereto, each of which is herein referred to as an “Additional Purchaser” and, collectively, as the “Purchasers”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to each Initial Purchaser on the Initial Closing Date (as defined below) (i) an unsecured convertible promissory note (each an “Initial Closing Note” and, collectively, the “Initial Closing Notes”) and (ii) a warrant (each an “Initial Closing Warrant,” and, collectively, the “Initial Closing Warrants”) to purchase such number of shares of Common Stock of the Company as determined by dividing (x) 50% of the aggregate principal amount of the Initial Closing Note purchased by such Initial Purchaser, by (y) the exercise price of $1.625 per share (the “Warrant Exercise Price”), and the Initial Purchasers desire to purchase the Initial Closing Notes and the Initial Closing Warrants from the Company on the terms and conditions set forth herein; provided, however, that the aggregate original principal amount of Initial Closing Notes issued and sold at the Initial Closing shall not be less than

$500,000;

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to each Additional Purchaser on the applicable Subsequent Closing Date (as defined below) (i) an unsecured convertible promissory note (each, an “Additional Note” and, collectively, the “Additional Notes” and, together with the Initial Closing Notes, the “Notes”) and (ii) a warrant (each an “Additional Warrant,” and, collectively, the “Additional Warrants” and, together with the Initial Closing Warrants, the “Warrants”) to purchase such number of shares of Common Stock of the Company as determined by dividing (x) 50% of the aggregate principal amount of the Additional Note purchased by such Additional Purchaser, by (y) the Warrant Exercise Price, and the Additional Purchasers desire to purchase such Additional Notes and Additional Warrants from the Company on the terms and conditions set forth herein; provided, however, that the aggregate original principal amount of Notes that the Company may sell pursuant to this Agreement shall not be more than $2,000,000; and

WHEREAS, the board of directors of the Company (the “Board”) and the special committee of the Board (the “Special Committee”) have approved the execution and delivery of this Agreement, the Notes and all ancillary agreements related hereto, and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.            Purchase and Sale of the Notes and Warrants.

1.1         Authorization of Issuance of the Notes and Warrants.

(a)          Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Company shall have authorized the issuance and sale to the Initial Purchasers of (a) the Initial Closing Notes in the form attached hereto as Exhibit A and (b) the Initial Closing Warrants in the form attached hereto as Exhibit B.

(b)          Subject to the terms and conditions of this Agreement, on or prior to any Subsequent Closing Date, the Company shall have authorized the issuance and sale to the Additional Purchasers of (a) all Additional Notes to be issued at any Subsequent Closing (as defined below) in the form attached hereto as Exhibit A and (b) all Additional Warrants to be issued at any Subsequent Closing in the form attached hereto as Exhibit B.

1.2          Purchase and Sale of the Initial Closing Notes and Initial Closing Warrants. Subject to the terms and conditions of this Agreement, each Initial Purchaser, severally and not jointly, hereby agrees to purchase at the Initial Closing (as defined below), and the Company hereby agrees to issue and sell to such Initial Purchaser at the Initial Closing, (i) an Initial Closing Note, dated as of the date of the Initial Closing Date, in the aggregate original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A hereto and (ii) an Initial Closing Warrant to purchase shares of Common Stock of the Company as set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Warrant Shares” on Schedule A hereto, in exchange for cash (or such other consideration permitted by Section 1.6) in the amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A.

1.3          Purchase and Sale of Additional Notes and Additional Warrants. At any time and from time to time, one or more Additional Purchasers may purchase at one or more Subsequent Closings, Additional Notes and Additional Warrants, the aggregate purchase price of which, together with the aggregate purchase price of the Initial Closing Notes and the Initial Closing Warrants, shall not exceed $2,000,000. Subject to the terms and conditions of this Agreement, each Additional Purchaser, severally and not jointly, hereby agrees to purchase at the applicable Subsequent Closing, and the Company hereby agrees to issue and sell to such Additional Purchaser at the applicable Subsequent Closing, (i) an Additional Note, dated as of the date of the applicable Subsequent Closing Date, in the aggregate original principal amount equal to the dollar amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B hereto and (ii) and Additional Warrant to purchase shares of Common Stock of the Company as set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Warrant Shares” on Schedule B hereto, in exchange for cash in the amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B. Schedule B attached hereto shall be amended from time to time concurrent with each Subsequent Closing to include the names of the Additional Purchasers purchasing Additional Notes and Additional Warrants at such Subsequent Closing, as well as the purchase price of the Additional Notes and Additional Warrants.

1.4          Use of Proceeds. The Company agrees to use the net proceeds from the sale and issuance of the Notes and Warrants pursuant to this Agreement for working capital and general corporate purposes.

1.5          Initial Closing. The purchase and sale of the Initial Closing Notes and Initial Closing Warrants will take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 on the date hereof, or at such other time and place the Company and a majority-in-interest of the Initial Purchasers shall mutually agree, either orally or in writing (which time and place are designated as the “Initial Closing”). The date of the Initial Closing is referred to herein as the “Initial Closing Date.”

1.6          Delivery. At the Initial Closing, the Company will deliver to each Initial Purchaser (a) an Initial Closing Note in the aggregate original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A attached hereto, (b) an Initial Closing Warrant to purchase shares of Commons Stock of the Company as set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Warrant Shares” on Schedule A attached hereto and (c) this Agreement, executed by the Company and the Initial Purchasers. At the Initial Closing, each Initial Purchaser shall deliver to the Company the amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Principal Amount” on Schedule A hereto by any combination of (i) bank check, (ii) personal check, (iii) wire transfer of immediately available funds to such account as the Company designates or (iv) if applicable, surrender to the Company for exchange on a dollar for dollar, principal amount for principal amount basis, in whole but not in part, one or more unsecured demand promissory notes of the Company previously issued (and outstanding immediately prior to giving effect to the Initial Closing) (the “Existing Notes”), and this Agreement, executed by such Initial Purchaser. Each Initial Purchaser surrendering an Existing Note pursuant hereto (a) shall receive cash for accrued and unpaid interest on the principal amount of the Existing Note as of the Initial Closing Date and (b) hereby acknowledges and agrees that, notwithstanding any provisions of the Existing Note, the Existing Note tendered to the Company for exchange is automatically cancelled as of the Initial Closing Date.

1.7          Subsequent Closings. Subsequent Closings shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, on such date and at such time as the Company shall determine (each, a “Subsequent Closing” and, collectively, the “Subsequent Closings” and, together with the Initial Closing, individually, a “Closing” and, collectively, the “Closings”). The date of each applicable Subsequent Closing is referred to herein as a “Subsequent Closing Date.” At each Subsequent Closing, the Company shall deliver to each Additional Purchaser (a) an Additional Note, dated as of such applicable Subsequent Closing Date, in an aggregate original principal amount equal to the dollar amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B hereto, (b) an Additional Warrant to purchase shares of Common Stock of the Company as set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Warrant Shares” on Schedule B attached hereto and (c) this Agreement, executed by the Company and the Additional Purchasers. The Company shall update Schedule B from time to time as necessary upon each Subsequent Closing. At each Subsequent Closing, each Additional Purchaser shall deliver to the Company the amount set forth opposite such Additional Purchaser’s name under the heading “Subsequent Closing Principal Amount” on Schedule B hereto, by any combination of (i) bank check, (ii) personal check or (iii) wire transfer of immediately available funds to such account as the Company designates.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to the each Purchaser as of the Initial Closing Date and in the case of any Additional Purchasers as of such Subsequent Closing Date as follows:

2.1         Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in any jurisdiction in which the failure to do so would have a material adverse effect on its business, properties, prospects or condition (financial or otherwise).

2.2         Certificate of Incorporation and Bylaws. The Company has made available to such Purchaser true, correct, and complete copies of the certificate of incorporation of the Company as in effect on the date of this Agreement (the “Certificate of Incorporation”) and the Company’s bylaws as in effect on the date of this Agreement (the “Bylaws”).

2.3         Power; Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Notes and the Warrants (each, a “Transaction Document” and, collectively, the “Transaction Documents”) and to perform fully its obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue and sell the Notes and the Warrants to the Purchasers hereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

2.4          Capitalization.

(a)          Immediately prior to the date hereof, the Company is authorized to issue 2,045,000,000 shares of capital stock of which (i) 2,000,000,000 are designated as Common Stock, of which [5,498,246] shares are issued and outstanding and (ii) 45,000,000 are designated as Preferred Stock, of which (A) 2,000,000 are designated as Series A-1 Cumulative Convertible Preferred Stock of the Company of which none are issued and outstanding, (B) 14,000,000 of which are designated as Series B Participating Convertible Preferred Stock of which none are issued and outstanding, (C) 10,000,000 of which are designated as Series C Participating Convertible Preferred Stock of which none are issued and outstanding, (D) 10,000,000 of which are designated as Series D-1 Convertible Preferred Stock of which none are issued and outstanding and (E) 9,000,000 of which are designated as Series D-2 Convertible Preferred Stock of which none are issued and outstanding. Immediately prior to the date of this Agreement, 3,200 shares of Common Stock are reserved for issuance under the Company’s 1999 Stock Option Plan, under which no shares are subject to outstanding options and no further grants will be made; 5,600 shares of Common Stock are reserved for issuance under the Company’s 2009 Stock Compensation Plan, under which 100 shares are subject to outstanding awards and 5,334 shares are available for grant; 120,000 shares of Common Stock are reserved for issuance under the Company’s 2011 Stock Compensation Plan, under which 71,427 shares are subject to outstanding awards and 48,523 shares are available for grant; and no shares are subject to outstanding non-plan awards. An aggregate of 1,755,559 shares of Common Stock are reserved for issuance upon the exercise of warrants and other convertible securities outstanding on the date hereof. Immediately prior to the date of this Agreement, the Company has no other shares of capital stock authorized, issued, outstanding or reserved.

(b)         As of the date hereof (and after giving effect to the conversion or exchange of the Existing Notes on the Initial Closing Date), other than as set forth in Section 2.4(a) or the Notes issued under this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement.

2.5         Authorization; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the sale, issuance and delivery of the Notes and Warrants, and the performance of all of the obligations of the Company under this Agreement and each of the other Transaction Documents have been authorized by the Company’s Board and the Special Committee, and no other corporate action on the part of the Company and no other corporate or other approval or authorization is required on the part of the Company or any other individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind (each a “Person”), by Law or otherwise, in order to make this Agreement and the other Transaction Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of the Company, as the case may be. “Law” shall mean any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Company.

2.6         Absence of Conflicts. The Company is not in violation of or default under any provision of its Certificate of Incorporation or its Bylaws. The execution, delivery, and performance of, and compliance with the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)         violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of the Company’s Certificate of Incorporation or its Bylaws or any Material Contract (as defined below); or

(b)          violate any Law of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any of its assets, properties or businesses.

“Material Contract” shall mean any written and oral contract, agreement, deed, mortgage, lease, sublease, license, instrument, note, commitment, commission, undertaking, arrangement or understanding (i) which by its terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company during any 12-month period in excess of $50,000, (ii) the breach of which by the Company or its subsidiary would be material to the Company or its subsidiary or (iii) which is required to be filed as an exhibit by the Company with the SEC pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S- K promulgated by the SEC.

2.7          Compliance with All Securities Laws; Offering Exemption. Assuming the truth and accuracy of the each Purchaser’s representations and warranties set forth in Section 3 hereof, (i) the sale of the Notes and Warrants is exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” Laws, as currently in effect, and (ii) the issuance and delivery of the Notes and Warrants, and the shares of Common Stock issuable upon conversion and exercise, respectively, thereof (collectively, the “Securities”), as contemplated by this Agreement, does not violate or breach any applicable securities laws.

2.8          Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Agreement or the issuance and sale of the Securities, except such filings as have been made prior to the Initial Closing, any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods thereafter.

2.9          SEC Reports; Disclosure. The Company has filed all required forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2015, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed. The Company has made available to each Purchaser, in the form filed with the SEC (including any amendments thereto) its (i) Annual Report on Form 10-K for the year ended December 31, 2015; (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016; (iii) Current Reports on Form 8-K dated January 6 and 25, 2016 and May 19, 2016 and (iv) all definitive proxy statements relating to the Company’s meeting of shareholders (whether annual or special) held since December 31, 2015 (collectively, the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.10        Financial Statements. Included in the SEC Reports are the audited financial statements of the Company as at and for the years ended December 31, 2015 and 2014 and the unaudited financial statements of the Company for the fiscal quarters ended March 31, 2016 and June 30, 2016 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Company and its subsidiary on a consolidated basis as of the dates, and for the periods, indicated therein, except that the unaudited financial statements as at and for the quarters ended March 31, 2016 and June 30, 2016 are subject to normal year-end adjustments and do not contain all notes required under GAAP. As of the date hereof (and after giving effect to the conversion or exchange of the Existing Notes on the Initial Closing Date), the Company has no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed) other than (a) liabilities that have arisen in the ordinary course of business consistent with past practice since the date of the Company’s most recent quarterly report on Form 10-Q; (b) liabilities under the Notes issued pursuant to this Agreement, and (c) obligations to perform after the date hereof any contracts or agreements which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Company.

2.11        Disclosure. The Company understands and confirms that such Purchaser will rely on the foregoing representations in purchasing securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that such Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

3.           Representations and Warranties of each Purchaser. As of the Initial Closing Date or the applicable Subsequent Closing Date, as the case may be, such Purchaser severally and not jointly hereby represents and warrants to the Company that:

3.1       Organization and Qualification. Such Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization to carry on its business as it is now being conducted or proposed to be conducted.

3.2          Authorization and Enforceability. Such Purchaser has all requisite corporate power and authority to enter into the Transaction Documents, as applicable. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party, and the performance of all of the obligations of such Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of such Purchaser. The Transaction Documents constitute legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.3         Purchase Entirely for Own Account. The Securities will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

3.4         Access to Information. Such Purchaser has been given access to the Company and has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, prospects, properties and condition (financial or otherwise) and the terms and conditions of the offering and sale of the Securities. The foregoing, however, does not limit or modify in any respect the representations and warranties of the Company in Section 2 or the right of the Purchasers to rely thereon.

3.5         Investment Experience. Such Purchaser acknowledges that it is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Such Purchaser has not been organized for the purpose of acquiring the Securities.

3.6         Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of the Securities and Exchange Commission’s Rule 501 of Regulation D as promulgated under the Securities Act.

3.7          Restricted Securities. Such Purchaser understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser understands Rule 144 under the Securities Act is not currently available for the sale of the Securities.

3.8          Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)         “NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.”

(b)         Any legend required by the laws of any applicable state.

3.9         No General Solicitation. Such Purchaser acknowledges that the Notes and Warrants were not offered to such Purchaser by means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

4.            Conditions to Closing; Covenants of Company.

4.1          Conditions of Purchasers’ Obligations at Closing. The obligations of such Purchaser under this Agreement are subject to the fulfillment, on or prior to the date of such Closing, of each of the following conditions, any of which may be waived in whole or in part in writing by such Purchaser:

(a)         The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on and as of the Initial Closing and shall be true and correct in all material respects on and as of any applicable Subsequent Closing Date, the with the same force and effect as if they had been made on and as of the same date.

(b)         The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of such Closing.

(c)         No material adverse effect on the Company’s business, properties, prospects or condition (financial or otherwise) shall have occurred between the date hereof and such Closing and the President and/or Chief Executive Officer of the Company shall deliver to such Purchaser, if requested, at each such applicable Closing a certificate stating that the conditions specified in Sections 4.1(a), (b) and (c) have been fulfilled.

(d)         Except for the notices required or permitted to be filed after the date of such Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(e)          At such applicable Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of the Securities shall be legally permitted by all laws and regulations to which such Purchaser and/or the Company are subject.

(f)          At such applicable Closing, the Company shall have delivered to the Purchaser, if requested, a certificate executed by the Secretary of the Company dated as of the date of such Closing certifying with respect to (i) a copy of the Company’s Certificate of Incorporation and its Bylaws in effect on such date and that the Company is not in violation of or default under any provision of its Certificate of Incorporation or Bylaw as of and on the date of the Closing, (ii) resolutions of (A) the Board of the Company and (B) the Special Committee, each authorizing the transactions contemplated by this Agreement and the other Transaction Documents.

4.2         Conditions of Initial Purchasers’ Obligations at the Initial Closing. In addition to the conditions set forth in Section 4.1 hereof, the obligations of each Initial Purchaser under Section 1.2 are subject to the satisfaction by the Company on the Initial Closing Date of each of the following condition:

(a)          The Company shall deliver to each Initial Purchaser its respective Initial Closing Note and Initial Closing Warrant.

4.3          Conditions of Additional Purchasers’ Obligations at any Applicable Subsequent Closing. In addition to the conditions set forth in Section 4.1 hereof, the obligations of each Additional Purchaser under Section 1.3 are subject to the satisfaction by the Company on each applicable Subsequent Closing Date of the following conditions:

(a)          On or before any Subsequent Closing Date, the Company shall deliver to each Additional Purchaser, a supplement to Schedule B reflecting the amount of Additional Notes and Additional Warrants that the Company will issue to such Additional Purchaser on such Subsequent Closing Date and the aggregate purchase price therefor.

(b)          The Company shall deliver to the Additional Purchaser such Additional Purchaser’s Additional Notes and Additional Warrants.

4.4         Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and Warrants at any Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, on or prior to the date of such applicable Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)          The representations and warranties made by the each Purchaser in Section 3 shall be true and correct when made, and shall be true and correct on the date of such applicable Closing with the same force and effect as if they had been made on and as of the same date.

(b)          Each Purchaser shall have delivered to the Company in accordance with Section 1.6 or 1.7, as the case may be, the purchase price for the Notes and Warrants being purchased pursuant hereto on such Closing.

4.5          Reservation of Stock. For so long as the Notes are outstanding and/or the Warrants are exercisable, the Company covenants that it will (i) reserve from its authorized and unissued Common Stock, a sufficient number of shares to provide for the issuance of the Common Stock, upon conversion of the Notes and exercise of the Warrants, and (ii) take all necessary steps, as needed, to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon conversion of the Notes and the exercise of the Warrants.

4.6          Restrictions on Certain Indebtedness. For so long as the Notes are outstanding, the Company shall not, nor shall it permit any subsidiary to, directly or indirectly (a) incur any indebtedness for borrowed money that ranks senior or pari passu with the Notes or (b) declare or pay any dividend or interest or make any other payment in respect to any securities (debt or equity) that are subordinate to the Notes, except in the case of clause (a) or (b), with the prior written consent of the Required Holders (as defined herein).

4.7          Participation Rights to Future Issuances.

(a)          For so long as the Notes are outstanding, subject to the terms and conditions of this Section 4.7 and applicable securities laws, if the Company proposes to offer or sell any New Securities (as defined below), the Company shall first offer such New Securities to the Purchasers in accordance with the terms hereof.

(b)         The Company shall give written notice (the “Offer Notice”) to each Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c)          By notification to the Company within ten (10) days after the Offer Notice is given, each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion of the principal amount of the Notes purchased by such Purchaser bears to the total principal amount of Notes sold by the Company pursuant to this Agreement (which, for avoidance of doubt, shall be determined by dividing the aggregate original principal amount of Notes purchased by such Purchaser pursuant to the terms of this Agreement by the aggregate original principal amount of Notes issued by the Company to all the Purchasers pursuant to this Agreement).

(d)          If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired by the Purchasers as provided in this Section 4.7 then the Company may, during the one hundred eighty (180) day period following the expiration of the period provided in the Offer Notice, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into a definitive agreement for the sale of the New Securities within such 180 day period, or if such transaction is not consummated within sixty (60) days of the expiration of such 180 day period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchasers in accordance with this Section 4.7.

(e)          Notwithstanding anything to the contrary, the pro rata participation right provided in this Section 4.7 shall not be applicable to (i) Exempted Securities (as defined below) or (ii) New Securities issued in a public offering pursuant to the Securities Act.

(f)          For purposes of this Agreement, the term “New Securities” means any equity securities of the Company (including Common Stock), as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever (including evidences of indebtedness) that are, or may become, convertible or exchangeable into or exercisable for such equity securities. For purposes of this Agreement, the term “Exempted Securities” means (i) shares of Common Stock, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (ii) shares of common stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board; (iii) shares of Common Stock or convertible securities issued upon the exercise of options or shares of Common Stock issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; (iv) shares of Common Stock, options or convertible securities issued to banks or other financial institutions or to investment banks pursuant to a financing approved by the Board (including shares underlying any such options or convertible securities); (v) shares of Common Stock, options or convertible securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; (vi) shares of Common Stock, options or convertible securities issued pursuant to the acquisition of another company by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board; or (vii) shares of Common Stock, options or convertible securities issued in connection with a technology license, development agreement or other similar agreement or strategic partnership approved by the Board.

(g)          The right of first offer set forth in this Section 4.7 shall terminate with respect to any Purchaser who fails to purchase, in any transaction subject to this Section 4.7, all of such Purchaser’s pro rata amount of the New Securities allocated. Following any such termination, such Purchaser shall no longer be deemed a “Purchaser” for any purpose of this Section 4.7.

5.          Amendment and Waiver.

5.1          Requirements. The Transaction Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders (as defined below), except that no such amendment or waiver may, without the written consent of each Purchaser at the time outstanding affected thereby, (i) reduce the principal amount or interest rate or change the method of computation of interest (including with respect to the amount of cash) in the Notes, (ii) change the percentage of the outstanding principal amount of the Notes required to consent to any such amendment or waiver under this Section 5.1or (iii) amend this Section 5.1. “Required Holders” means at any time, the holders of a majority of the outstanding principal amount of the Notes (exclusive of Notes then owned by the Company), with reference to the aggregate principal amount of the Notes listed for each Purchaser on the schedules of this Agreement.

5.2          Copies of Amendments, Waivers and Consents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 5 to each Purchaser of outstanding Notes and Warrants promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers.

5.3          Binding Effect, Etc.. Any amendment or waiver consented to as provided in this Section 5 applies equally to all Purchasers and is binding upon them and upon each Additional Purchaser and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Event of Default (as defined in the Notes) not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or any delay in exercising any rights under this Agreement or any Note or Warrant shall operate as a waiver of any rights of any Purchaser. As used herein, the term “Transaction Documents” and references thereto shall mean the Transaction Documents, or any one of them, as they or it may from time to time be amended or supplemented.

5.4          Notes Held by Issuer, Etc.. Solely for the purpose of determining whether the requisite percentage of the aggregate principal balance of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under the Transaction Documents, or have directed the taking of any action provided herein or therein to be taken upon the direction of the Purchasers of a specified percentage of the aggregate principal balance of Notes then outstanding, Notes directly or indirectly owned by the Company shall be deemed not to be outstanding.

6.          Miscellaneous.

6.1          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and of any federal court located therein in connection with any suit, action or other proceeding arising out of or relating to the Transaction Documents and waives any objection to venue in the State of Delaware. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction or any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such party.

6.2          Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the Closings of the transactions contemplated hereby indefinitely.

6.3          Successors and Assigns. The Company may not assign its rights or obligations under the Transaction Documents without the prior written consent of the Purchasers. Subject to the foregoing sentence and the restrictions on transfer described in the Notes and Warrants, the provisions hereof and of the other Transaction Documents shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and thereto.

6.4          Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and the Notes and Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.5          Notices, etc.. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by fax, electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser’s address and electronic mail address as set forth on its signature page hereto, or to such other address or electronic mail address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address and electronic mail address set forth on its signature page hereto, or at such other address or electronic mail address as the Company shall have furnished to the parties hereto in writing.

6.6          Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.7          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Any signature page delivered by a fax machine or email shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed or emailed signature page was sent.

6.8          No Joint Venture or Partnership. The relationship between the Company and each Purchaser is a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between such Purchaser and the Company.

6.9          Expenses. Regardless of whether the Initial Closing or any Subsequent Closing is consummated, except as otherwise expressly provided in the Notes, each party to this Agreement shall bear all reasonable costs, fees and expenses it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

6.10          Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PURCHASER AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR SUCH PURCHASER WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PURCHASER AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by such Purchaser that the provisions of this Section 6.10 constitute a material inducement upon which such Purchaser is relying and will rely in entering into this Agreement. Such Purchaser or the Company may file an original counterpart or a copy of this Section 6.10 with any court as written evidence of the consent of such Purchaser and the Company to the waiver of the right to trial by jury.

6.11          Further Assurances. At any time or from time to time after any Closing, the Company, on the one hand, and each Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

6.12          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

6.13          Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers.

Company:

ISIGN SOLUTIONS INC.

By:
Name:
Title:

Address:	2025 Gateway Place, Suite 485
San Jose, California 95110

Email:	ir@isignnow.com

[Signature Page to Note and Warrant Purchase Agreement]

Purchaser:

By:
Name:
Title:
Address:

Email:

[Signature Page to Note and Warrant Purchase Agreement]

SCHEDULE A

NAME OF INITIAL PURCHASER	INITIAL CLOSING PRINCIPAL AMOUNT	INITIAL CLOSING WARRANT SHARES

	$	$

Total	$

SCHEDULE A

SCHEDULE B

NAME OF ADDITIONAL PURCHASER	SUBSEQUENT CLOSING PRINCIPAL AMOUNT	SUBSEQUENT CLOSING WARRANT SHARES

	$	$

Total	$

SCHEDULE B

EXHIBIT A

Form Of Unsecured Convertible Promissory Note

EXHIBIT A

EXHIBIT B

Form Of Warrant

EXHIBIT B

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ISIGN SOLUTIONS INC.

COMMON STOCK PURCHASE WARRANT

Warrant No.	Dated:

iSign Solutions Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, _____________, or his, hers or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of ____________ shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.625 (as adjusted from time to time as provided in Section 9, the “Exercise Price”) at any time from October , 2016, and through and including October , 2019 (the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is issued pursuant to that certain Note and Warrant Purchase Agreement, dated October __, 2016, between the Company and the Holder.

1.           Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in Annex D hereto.

2.           Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the transfer agent or to the Company at its address specified herein, provided such transfer is made in accordance with all applicable federal and state securities laws. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.           Exercise and Duration of Warrants; Redemption.

(a)          General. This Warrant shall be exercisable in whole or in part by the registered Holder at any time from the date hereof and through and including the Expiration Date. At 5:30 p.m. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)          Redemption of Warrant. Beginning one (1) year from the original date of issuance, the Company shall have the option, subject to the conditions set forth herein, to redeem the Warrant in whole and not in part upon written notice (“Notice of Redemption”) to the Holder; provided, that at the time of delivery of such Notice of Redemption the last reported sale price of the Company’s Common Stock for each of the ten (10) consecutive Trading Days ending three (3) Trading Days prior to the date of the Notice of Redemption is at least 200% of the Exercise Price, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events. The Notice of Redemption will be effective upon mailing in accordance with this Section and such date may be referred to below as the “Notice Date.” Notice of Redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the Holder to be redeemed at its last address as it shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

(c)          Redemption Date and Redemption Price. The Notice of Redemption shall state the date set for redemption, which date shall be not less than thirty (30) days, from the Notice Date (the “Redemption Date”). The redemption price to be paid to the Holder will be $0.001 for each share of Common Stock of the Company to which the Holder would then be entitled upon exercise of the Warrant being redeemed, as adjusted from time to time as provided herein (the “Redemption Price”).

(d)          Exercise. Following the Notice Date, the Holder may exercise its Warrant in accordance with Section 4 of this Warrant between the Notice Date and 5:00 p.m. New York City Time on the Redemption Date and such exercise shall be timely if the form of election to purchase is duly executed and the Exercise Price for the shares of Common Stock to be purchased are actually received by the Company at its principal offices prior to 5:00 p.m. New York City Time on the Redemption Date. On and after 5:00 p.m. New York City Time on the Redemption Date, the obligation evidenced by the Warrant not effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of the Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if such Holder exercised the Warrant upon receiving Notice of Redemption of the Warrant subject to redemption held by such Holder.

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(e)          Cashless Exercise. Notwithstanding anything contained in this Warrant to the contrary, but only if a Registration Statement registering the issuance or resale of the Warrant Shares under the Securities Act is not effective or available for the issuance or resale of the Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B

For purposes of the forgoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the weighted average price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the Date of Exercise (as defined below).

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

5.           Delivery of Warrant Shares.

(a)          Other than as may be required in connection with registration of a transfer of this Warrant, the Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised in full. To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein (or to such other address as the Company may designate by notice in writing to the Holder), an Exercise Notice in the form of Annex B hereto, along with the Warrant Share Exercise Log in the form of Annex C hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder. The Company shall promptly (but in no event later than three (3) Trading Days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate (or book-entry form) for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder, and subsequent to the date, if any, on which a Registration Statement covering the resale of the Warrant Shares has been declared effective by the SEC, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically, through book-entry with the Depository Trust Corporation or another established clearing corporation performing similar functions. A “Date of Exercise” for purposes of this Warrant, means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price, if applicable, for the number of Warrant Shares so indicated by the Holder to be purchased. If by the third Trading Day after the Date of Exercise, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise.

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(b)          In the event that a Holder surrenders this Warrant following one or more partial exercises, the Company shall, provided, that the applicable number of Warrant Shares related to each such partial exercise has been delivered pursuant to Section 5(a), cancel such surrendered Warrant and issue or cause to be issued to the Holder, at the Company’s expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)          The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates (or book-entry form) representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.           Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that (a) the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder and (b) Holder shall be responsible for all income and other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

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7.            Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.            Reservation of Warrant Shares.

(a)          The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company will notify its transfer agent for the Common Stock of the reservation of shares of Common Stock as required under this provision.

(b)          Insufficient Authorized Shares. If the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and Warrants of like tenor at least a number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants of like tenor then outstanding (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the required amount for the Warrants of like tenor then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

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9.           Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If at any time while this Warrant is outstanding, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased, each in accordance with Section 9(e).

(b)          Aggregation of Shares. If at any time while this Warrant is outstanding, the number of outstanding shares of Common Stock is decreased by a reverse stock split, consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

(c)          Replacement of Securities Upon Reorganization, etc. If at any time while this Warrant is outstanding (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any capital reorganization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of the Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holders of the Warrants the obligation to deliver to the Holders of the Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase. Notwithstanding the foregoing, in the event of any Fundamental Transaction in which common shareholders receive cash for their ownership interest, other than a Fundamental Transaction in which a successor entity of the Company that is a publicly traded corporation whose stock is quoted or listed for trading on a Trading Market assumes this Warrant such that the Warrant shall thereafter be exercisable for the publicly traded common stock of such successor entity, then, at the written request of the Holder, if and only if such request is delivered by notice in writing to the Company within 30 Business Days following the effective date of the Fundamental Transaction, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount per Warrant Share equal to the Transaction Value per share of Common Stock outstanding less the Exercise Price. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9(c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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“Transaction Value” shall mean the value on the effective date of the Fundamental Transaction of the net pre-tax proceeds received or receivable by common stockholders of the Company in the Fundamental Transaction. Any proceeds not constituting cash shall be valued at their fair market value (as determined in good faith by the Company’s Board of Directors after reasonable prior notice of the proposed determination to the Holder, and an opportunity for the Holder to discuss the proposed determination with the Company).

(d)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

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(f)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)          Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(h)          Rights Upon Distribution Of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to Holders of shares of Common Stock in respect to such shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive such Distribution and such record date shall be deemed to be the date of such Distribution (the “Record Date”), then, in each such case:

(A)          any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (I) the numerator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the fair market value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (II) the denominator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

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(B)          the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (A); provided, that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (A) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (B).

(i)          Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 9.

10.          Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if a Registration Statement registering the issuance or resale of the Warrant Shares under the Securities Act is not effective or available for the issuance or resale of the Warrant Shares, the Holder may satisfy its obligation to pay the Exercise Price through a Cashless Exercise as described in Section 4 (e) of this Warrant.

11.          Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

12.          Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email, (ii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be the last known address as set forth in the Company’s books and records or at such other address as the Holder shall notify the Company.

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13.          Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14.          Miscellaneous.

(a)          Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the Holder in whole or in part. This Warrant may not be assigned by the Company except to a successor in the event of a sale of all or substantially all of the Company’s assets or a merger or acquisition of the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)          The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)          GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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(d)          The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)          In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)          Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ISIGN SOLUTIONS INC.

By:
Name:	Philip Sassower
Title:	Chief Executive Officer

[Signature Page to Common Stock Warrant No ______]

ANNEX A

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase shares of Common Stock of iSign Solutions Inc. to which the within Warrant relates and appoints attorney to transfer said right on the books of iSign Solutions Inc. with full power of substitution in the premises.

Dated: ____________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

ANNEX B

FORM OF EXERCISE NOTICE

[To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant]

To: ISIGN SOLUTIONS INC.

The undersigned is the Holder of Warrant No. (the “Warrant”) issued by iSign Solutions Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase ___________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

______ “Cash Exercise” under Section 10

______ “Cashless Exercise” under Section 10

4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _______ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the Holder ________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of __________ Warrant Shares.

Dated:	Name of Holder:

(Print)

By:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ANNEX C

WARRANT SHARES EXERCISE LOG

DATE	NUMBER OF WARRANT SHARES AVAILABLE TO BE EXERCISED	NUMBER OF WARRANT SHARES EXERCISED	NUMBER OF WARRANT SHARES REMAINING TO BE EXERCISED

ANNEX D

DEFINITIONS

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such person).

“Registration Statement” means a registration statement filed with the Securities and Exchange Commission for the purposes of registering the Warrant Shares, including (in each case) the prospectus, amendments and supplements to such registration statements or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“SEC” means the United States Securities and Exchange Commission.

“Trading Day” means any day excluding Saturday and Sunday on which shares of the Company’s Common Stock are traded on OTCQB or the primary market on which shares of the Company’s Common Stock are traded as of the Date of Exercise, as the case may be.

“Trading Market” means a national securities exchange, an automated inter-dealer quotation system of a national securities association, or such other market on which shares of the successor entity of the Company are publicly traded, as the case may be.